UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 4, 2008

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-33805	26-0354783
(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

212-790-0041

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 4, 2008, the Board of Directors (“Board”) of Och-Ziff Capital Management Group LLC (the “Company”) appointed Jeffrey R. Leeds to the Board, effective immediately, to serve as a Class II director until 2009. Mr. Leeds was a designee of the Class B Shareholders Committee, pursuant to the Class B Shareholders Agreement, by and between the Company and the holders of the Company’s Class B Shares, dated as of November 13, 2007.

Mr. Leeds previously served as Executive Vice President and Chief Financial Officer of GreenPoint Financial Corporation until October 2004. Mr. Leeds joined GreenPoint Financial Corporation in 1995 as senior vice president and treasurer and was promoted in 1999 to executive vice president. Before then, Mr. Leeds was with Chemical Banking Corporation from 1981 to 1995, where he assumed a number of responsibilities, notably as a managing director in charge of asset and liability management. From 1980 to 1981, Mr. Leeds was with the Chicago Board of Options Exchange. From 1973 to 1980, Mr. Leeds was with First National Bank of Chicago. Mr. Leeds currently serves as a director of United Western Bancorp and of Brookdale Senior Living Inc. where he is a member and Chairman, respectively, of such companies’ audit committees. Mr. Leeds holds a B.A. in Economics from the University of Michigan and an M.B.A. and a Masters in Philosophy from Columbia University.

The Board has determined that Mr. Leeds is an independent director for purposes of the New York Stock Exchange listed company standards and the independence standards set forth in the Company’s Corporate Governance Guidelines. The Board has appointed Mr. Leeds to serve as a member and act as Chairman of its Audit Committee and to serve as a member of the Nominating, Corporate Governance and Conflicts Committee.

As an independent director, the Board has approved a grant to Mr. Leeds of 9,375 Class A Restricted Share Units (“RSUs”). The RSUs will vest, and the underlying Class A Shares will become deliverable, on each of the first, second and third anniversaries of February 4, 2008, the date Mr. Leeds was appointed to the Board, subject to his continued service as a member of the Board through each such vesting date. As an independent director, Mr. Leeds also will receive a $50,000 annual cash retainer for service on the Board and a $20,000 annual cash retainer for service as the Chairman of the Audit Committee. Mr. Leeds also will be reimbursed for reasonable costs and expenses in attending meetings of our Board and committees thereof.

There are no relationships or related transactions between Mr. Leeds and the Company that are required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

	By:	/s/ Joel M. Frank
Joel M. Frank
Chief Financial Officer
February 4, 2008